Exhibit 99

News Release

Contact:	Randy Belote (Media)
703-280-2720
randy.belote@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports First Quarter 2016 Financial Results

•	Q1 EPS Increase 26 Percent to $3.03, including $0.44 per Share Tax Benefit

•	Q1 Sales Total $6.0 Billion

•	2016 EPS Guidance Increased to $10.40 to $10.70

FALLS CHURCH, Va. – April 27, 2016 – Northrop Grumman Corporation (NYSE: NOC) reported first quarter 2016 net earnings increased 15 percent to $556 million, or $3.03 per diluted share, from $484 million, or $2.41 per diluted share in the first quarter of 2015. In the first quarter of 2016 the company adopted an accounting standard update regarding treatment of share-based compensation, which resulted in a tax benefit of $80 million, or $0.44 per diluted share. First quarter 2016 diluted earnings per share are based on 183.4 million weighted average shares outstanding compared with 200.5 million shares in the prior year period, an 8.5 percent decline. The company repurchased 1.5 million shares of its common stock in the first quarter of 2016. As of March 31, 2016, approximately $4.0 billion remained on the company's share repurchase authorization.
“Our first quarter operational results support our outlook for 2016. We are positioned to achieve profitable growth over the long term. Congratulations to our entire team for another quarter of solid performance,” said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2016 Financial Results	2

Table 1 — Financial Highlights

	First Quarter
($ in millions, except per share amounts)	2016	2015
Sales	$5,956	$5,957
Segment operating income[1]	701	735
Segment operating margin rate[1]	11.8%	12.3%
Operating income	739	780
Operating margin rate	12.4%	13.1%
Net earnings	556	484
Diluted EPS	3.03	2.41
Net cash used in operating activities	(60)	(654)
Free cash flow[1]	(358)	(771)

Pension-adjusted Operating Highlights
Operating income	739	780
Net FAS/CAS pension adjustment[1]	(74)	(83)
Pension-adjusted operating income[1]	$665	$697
Pension-adjusted operating margin rate[1]	11.2%	11.7%

Pension-adjusted Per Share Data
Diluted EPS	$3.03	$2.41
After-tax net pension adjustment per share[1]	(0.26)	(0.27)
Pension-adjusted diluted EPS[1]	$2.77	$2.14
Weighted average shares outstanding — Basic	181.3	197.7
Dilutive effect of stock awards and options	2.1	2.8
Weighted average shares outstanding — Diluted	183.4	200.5

[1]	Non-GAAP metric — see definitions at the end of this earnings release.
First quarter 2016 segment operating income decreased to $701 million, and segment operating margin rate decreased 50 basis points to 11.8 percent primarily due to lower operating income for Aerospace Systems than in the prior year period. Operating income decreased 5 percent and operating margin rate decreased 70 basis points to 12.4 percent. Lower operating income reflects the decline in segment operating income and a lower net FAS/CAS pension adjustment than in the prior year period.
During the first quarter of 2016, the company’s total backlog increased and reflects higher backlog at Aerospace Systems and Mission Systems and a modest decline in backlog at Technology Services. The company recorded various awards during the quarter, including a portion of the B-21 Long-Range Strike Bomber program.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2016 Financial Results	3

Table 2 — Cash Flow Highlights

	First Quarter
($ millions)	2016	2015
Cash used in operating activities before after-tax discretionary pension contributions[1]	$(60)	$(329)
After-tax discretionary pension pre-funding impact	—	(325)
Net cash used in operating activities	$(60)	$(654)
Less:
Capital expenditures	(298)	(117)
Free cash flow[1]	$(358)	$(771)
After-tax discretionary pension pre-funding impact	—	325
Free cash flow before after-tax discretionary pension contributions[1]	$(358)	$(446)

[1]	Non-GAAP metric — see definitions at the end of this earnings release.
First quarter 2016 cash used in operating activities totaled $60 million compared to a use of $654 million in the first quarter of 2015, which included a $500 million pre-tax discretionary pension pre-funding contribution. In addition, first quarter 2016 results benefited from an improvement in working capital and the previously described $80 million tax benefit. As a result of the accounting standard update the tax benefit is now presented in operating activities.
First quarter 2016 free cash flow was a use of $358 million and includes capital expenditures of $298 million. First quarter 2016 capital expenditures included $159 million for the purchase of a building previously leased by Mission Systems. Changes in cash and cash equivalents include the following for cash from operating, investing and financing activities through March 31, 2016:
Operating

•	$60 million used in operations

Investing

•	$298 million used for capital expenditures

Financing

•	$282 million used for repurchase of common stock

•	$107 million used for repayment of long-term debt

•	$159 million used for dividends

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2016 Financial Results	4

2016 Guidance
The company’s 2016 financial guidance is based on the spending levels provided for in the Bipartisan Budget Act of 2015 and the Consolidated Appropriations Act of 2016. The guidance assumes no disruption or cancellation of any of our significant programs and no disruption or shutdown of government operations. Guidance for 2016 also assumes adequate appropriations and funding for the company’s programs in the first quarter of the U.S. government’s fiscal year 2017.

2016 Guidance
($ in millions, except per share amounts)	As of 1/28/16			As of 4/27/16

Sales	23,500	—	24,000	23,500	—	24,000

Segment operating margin %[1]	High 11%			High 11%

Net FAS/CAS pension adjustment[1]	~275			~275

Operating margin %	~12%			~12%

Effective tax rate %	~30%			~27%

Diluted EPS	9.90	—	10.20	10.40	—	10.70

Capital expenditures	700	—	1,000	700	—	1,000

Free cash flow[1]	1,500	—	1,800	1,500	—	1,800

[1] Non-GAAP metric - see definitions at the end of this earnings release.
Estimated capital expenditures in 2016 reflect increased programmatic requirements and approximately $300 million for the purchase of facilities currently occupied by the Mission Systems sector. These investments support the company's continued focus on cost reduction, affordability and competitiveness.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2016 Financial Results	5

Table 3 — Business Results
Effective Jan. 1, 2016, the company realigned from four to three segments: Aerospace Systems, Mission Systems and Technology Services. Operating results for all periods presented have been recast to reflect this realignment.
Consolidated Sales & Segment Operating Income1,2

	First Quarter
($ millions)	2016	2015	Change
Sales
Aerospace Systems	$2,574	$2,498	3%
Mission Systems	2,693	2,711	(1%)
Technology Services	1,214	1,267	(4%)
Intersegment eliminations	(525)	(519)
	5,956	5,957	—
Segment operating income[1]
Aerospace Systems	286	312	(8%)
Mission Systems	353	344	3%
Technology Services	126	133	(5%)
Intersegment eliminations	(64)	(54)
Segment operating income[1]	701	735	(5%)
Segment operating margin rate[1]	11.8%	12.3%	(50) bps
Reconciliation to operating income
Net FAS/CAS pension adjustment[1]	74	83	(11%)
Unallocated corporate expenses	(33)	(38)	13%
Other	(3)	—	NM
Operating income	739	780	(5%)
Operating margin rate	12.4%	13.1%	(70) bps
Interest expense	(76)	(76)	—
Other, net	13	—	NM
Earnings before income taxes	676	704	(4%)
Federal and foreign income tax expense	(120)	(220)	45%
Net earnings	$556	$484	15%

[1]	Non-GAAP metric — see definitions at the end of this earnings release.
[2]	Schedule 4 provides annual segment information in the realigned structure for years 2013-2015 and quarterly information for 2015
First quarter 2016 operating income decreased 5 percent primarily due to lower segment operating income and lower net FAS/CAS pension adjustment than in the prior year period. Lower segment operating income reflects lower operating income at Aerospace Systems and Technology Services, which more than offset higher operating income at Mission Systems. Net FAS/CAS pension adjustment decreased $9 million.
For the first quarter of 2016, federal and foreign income tax expense decreased to $120 million from $220 million in 2015; the company's effective tax rate declined to 17.8 percent from 31.3 percent. Lower federal and foreign income tax expense and effective tax rate are due to the company's adoption of an accounting standard update, as well as the extension of the research tax credit. The accounting standard

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2016 Financial Results	6

update requires excess tax benefits and tax deficiencies related to share-based compensation be recognized in the income statement and resulted in an $80 million tax benefit in the quarter.
Aerospace Systems ($ millions)

	First Quarter
	2016	2015	Change
Sales	$2,574	$2,498	3.0%
Operating income	286	312	(8.3%)
Operating margin rate	11.1%	12.5%
Aerospace Systems first quarter 2016 sales increased 3 percent due to higher volume for manned aircraft and autonomous systems programs. Manned aircraft sales rose due to production ramp-up on the E-2D program and higher F-35 deliveries, partially offset by lower volume for the B-2 program and fewer F/A-18 deliveries. Autonomous systems sales rose due to higher volume on the Global Hawk and Triton programs, partially offset by lower volume on NATO Alliance Ground Surveillance. Space sales were comparable to the prior year period.
Aerospace Systems first quarter 2016 operating income decreased 8 percent and operating margin rate decreased to 11.1 percent. Operating income and margin rate decreased due to lower margins on several manned aircraft programs, principally due to the timing of risk reductions, which more than offset higher sales.
Mission Systems ($ millions)

	First Quarter
	2016	2015	Change
Sales	$2,693	$2,711	(0.7%)
Operating income	353	344	2.6%
Operating margin rate	13.1%	12.7%
Mission Systems first quarter 2016 sales decreased 1 percent due to lower volume for cyber and ISR programs, partially offset by higher volume for sensors and processing programs and advanced capabilities programs. Lower sales for cyber and ISR programs is primarily due to lower volume on the Counter Narcoterrorism Technology program and lower volume for restricted programs. Higher sales in sensors and processing reflect higher volume for fixed wing avionics and C4ISR programs, as well as production ramp-up on the G/ATOR program. These increases were partially offset by lower volume for international programs. Higher sales for advanced capabilities programs reflect ramp-up on several navigation and maritime programs, including the SEWIP (Surface Electronic Warfare Improvement Program) Block III.
Mission Systems first quarter 2016 operating income increased 3 percent and operating margin rate was 13.1 percent. Higher operating income and margin rate reflect higher margins on advanced capabilities programs, partially offset by lower margins on cyber and ISR programs.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2016 Financial Results	7

Technology Services ($ millions)

	First Quarter
	2016	2015	Change
Sales	$1,214	$1,267	(4.2%)
Operating income	126	133	(5.3%)
Operating margin rate	10.4%	10.5%
Technology Services first quarter 2016 sales decreased 4 percent primarily due to lower volume for Global Logistics and Modernization (GLM) and Advanced Defense Services (ADS) programs. GLM sales decreased mainly due to ramp-down activities on the Intercontinental Ballistic Missile (ICBM) program and lower volume for restricted programs. ADS sales declined primarily due to program completions in 2015, partially offset by ramp-up on the Passenger Systems Program Directorate program and higher volume on the Saudi Arabian Ministry of National Guard Training Support program.
Technology Services first quarter 2016 operating income decreased $7 million due to lower sales, and operating margin rate was comparable to the prior year period at 10.4 percent.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2016 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern time on April 27, 2016. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in autonomous systems, cyber, C4ISR, strike, and logistics and modernization to government and commercial customers worldwide. Please visit www.northropgrumman.com for more information.

Forward-Looking Statements
This earnings release and the information we are incorporating by reference contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “anticipate,” “trends,” “goals,” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K. They include:

•	our dependence on a single customer, the U.S. Government

•	delays or reductions in appropriations for our programs and U.S. Government funding

•	investigations, claims and/or litigation

•	our international business

•	the improper conduct of employees, agents, business partners or joint ventures in which we participate

•	the use of accounting estimates for our contracts

•	cyber and other security threats or disruptions

•	the future investment performance of plan assets and changes in actuarial assumptions associated with our pension and other post-retirement benefit plans

•	the performance and financial viability of our suppliers and the availability and pricing of raw materials and components

•	competition within our markets

•	changes in procurement and other laws, regulations and practices applicable to our industry

•	natural and/or environmental disasters

•	the adequacy of our insurance coverage, customer indemnifications or other liability protections

•	the products and services we provide related to nuclear and other hazardous and high risk operations

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2016 Financial Results	9

•	changes in business conditions that could impact recorded goodwill or the value of other long-lived assets

•	our ability to develop new products and technologies and maintain technologies, facilities, equipment and a qualified workforce

•	our ability to meet performance obligations under our contracts

•	unforeseen environmental costs

•	our ability to protect our intellectual property rights

•	changes in our tax provisions or exposure to additional tax liabilities

•	the spin-off of our former Shipbuilding business
Additional information regarding these risks and other important factors can be found in the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K and as disclosed in this report and from time to time in our other filings with the SEC.
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this report is first filed or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2016	2015
Sales
Product	$3,478	$3,429
Service	2,478	2,528
Total sales	5,956	5,957
Operating costs and expenses
Product	2,611	2,542
Service	1,950	2,000
General and administrative expenses	656	635
Operating income	739	780
Other (expense) income
Interest expense	(76)	(76)
Other, net	13	—
Earnings before income taxes	676	704
Federal and foreign income tax expense	120	220
Net earnings	$556	$484

Basic earnings per share	$3.07	$2.45
Weighted-average common shares outstanding, in millions	181.3	197.7

Diluted earnings per share	$3.03	$2.41
Weighted-average diluted shares outstanding, in millions	183.4	200.5

Net earnings (from above)	$556	$484
Other comprehensive income
Change in unamortized benefit plan costs, net of tax	101	96
Change in cumulative translation adjustment	(4)	(29)
Other, net	(1)	(1)
Other comprehensive income, net of tax	96	66
Comprehensive income	$652	$550

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	March 31, 2016	December 31, 2015
$ in millions
Assets
Cash and cash equivalents	$1,277	$2,319
Accounts receivable, net	3,346	2,841
Inventoried costs, net	898	807
Prepaid expenses and other current assets	185	367
Total current assets	5,706	6,334
Property, plant and equipment, net of accumulated depreciation of $4,877 in 2016 and $4,849 in 2015	3,230	3,064
Goodwill	12,462	12,460
Deferred tax assets	1,383	1,409
Other non-current assets	1,152	1,157
Total assets	$23,933	$24,424

Liabilities
Trade accounts payable	$1,204	$1,282
Accrued employee compensation	1,071	1,195
Advance payments and amounts in excess of costs incurred	1,409	1,537
Other current liabilities	1,271	1,443
Total current liabilities	4,955	5,457
Long-term debt, net of current portion	6,387	6,386
Pension and other post-retirement benefit plan liabilities	6,117	6,172
Other non-current liabilities	853	887
Total liabilities	18,312	18,902

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2016—180,828,855 and 2015—181,303,083	181	181
Paid-in capital	—	—
Retained earnings	10,664	10,661
Accumulated other comprehensive loss	(5,224)	(5,320)
Total shareholders’ equity	5,621	5,522
Total liabilities and shareholders’ equity	$23,933	$24,424

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2016	2015
Operating activities
Net earnings	$556	$484
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	103	99
Stock-based compensation	14	24
Excess tax benefits from stock-based compensation	—	(105)
Deferred income taxes	(35)	204
Changes in assets and liabilities:
Accounts receivable, net	(514)	(325)
Inventoried costs, net	(89)	(76)
Prepaid expenses and other assets	(4)	16
Accounts payable and other liabilities	(364)	(889)
Income taxes payable	174	366
Retiree benefits	105	(440)
Other, net	(6)	(12)
Net cash used in operating activities	$(60)	$(654)

Investing activities
Capital expenditures	(298)	(117)
Other, net	—	2
Net cash used in investing activities	(298)	(115)

Financing activities
Common stock repurchases	(282)	(825)
Net proceeds from issuance of long-term debt	—	600
Payments of long-term debt	(107)	—
Cash dividends paid	(159)	(156)
Payments of employee taxes withheld from share-based awards	(137)	(171)
Other, net	1	104
Net cash used in financing activities	(684)	(448)
Decrease in cash and cash equivalents	(1,042)	(1,217)
Cash and cash equivalents, beginning of year	2,319	3,863
Cash and cash equivalents, end of period	$1,277	$2,646

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
REALIGNED SEGMENTS
SUMMARY OPERATING RESULTS
(Unaudited)

	SALES							SEGMENT OPERATING INCOME [1]
	2013	2014	2015	2015				2013	2014	2015	2015
	Total	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended
($ in millions)	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31
AS REPORTED [2]
Aerospace Systems	$10,014	$9,997	$10,004	$2,498	$2,512	$2,563	$2,431	$1,215	$1,315	$1,220	$315	$322	$303	$280
Electronic Systems	7,149	6,951	6,842	1,681	1,683	1,767	1,711	1,226	1,148	1,068	247	265	275	281
Information Systems	6,596	6,222	5,894	1,574	1,485	1,472	1,363	633	611	616	166	150	146	154
Technical Services	2,843	2,799	2,838	770	720	695	653	262	261	254	68	67	64	55
Intersegment Eliminations	(1,941)	(1,990)	(2,052)	(566)	(504)	(518)	(464)	(256)	(236)	(238)	(61)	(62)	(62)	(53)
Total	$24,661	$23,979	$23,526	$5,957	$5,896	$5,979	$5,694	$3,080	$3,099	$2,920	$735	$742	$726	$717

REALIGNED [3]
Aerospace Systems	$9,999	$9,910	$9,940	$2,498	$2,498	$2,544	$2,400	$1,214	$1,285	$1,205	$312	$319	$298	$276
Mission Systems	11,468	11,001	10,674	2,711	2,628	2,723	2,612	1,619	1,557	1,410	344	348	355	363
Technology Services	4,992	4,902	4,819	1,267	1,238	1,193	1,121	464	461	514	133	128	128	125
Intersegment Eliminations	(1,798)	(1,834)	(1,907)	(519)	(468)	(481)	(439)	(217)	(204)	(209)	(54)	(53)	(55)	(47)
Total	$24,661	$23,979	$23,526	$5,957	$5,896	$5,979	$5,694	$3,080	$3,099	$2,920	$735	$742	$726	$717

1	Non-GAAP metric — see definitions at the end of this earnings release.
2
"As reported" summary operating results for the years ended December 31, 2013, 2014 and 2015 and the three months ended March 31, June 30, September 30 and December 31, 2015 reflect our former organizational structure and reportable segments and were previously disclosed in the company's filings with the Securities and Exchange Commission (SEC).

3
"Realigned" summary operating results for the years ended December 31, 2013, 2014 and 2015 and the three months ended March 31, June 30, September 30 and December 31, 2015 were recast to reflect the changes in the company's organizational structure and reportable segments from four to three effective January 1, 2016 as described in the company's Form 8-K to be filed with the SEC immediately after the filing of the Form 10-Q for the quarter ended March 31, 2016. The three current sectors are Aerospace Systems, Mission Systems and Technology Services.

Northrop Grumman Reports First Quarter 2016 Financial Results	14

Non-GAAP Financial Measures Disclosure: Today’s earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While the company believes that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this earnings release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Pension-adjusted diluted EPS: Diluted EPS excluding the after-tax net pension adjustment per share, as defined below. These per share amounts are provided for consistency and comparability of operating results. Management uses pension-adjusted diluted EPS, as reconciled in Table 1, as an internal measure of financial performance.
Cash used in operating activities before after-tax discretionary pension contributions: Cash used in operating activities before the after-tax impact of discretionary pension contributions. Cash used in operating activities before discretionary pension contributions has been provided for consistency and comparability of financial performance and is reconciled in Table 2.
Free cash flow: Net cash used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
Free cash flow before after-tax discretionary pension contributions: Free cash flow before the after-tax impact of discretionary pension contributions. We use free cash flow before discretionary pension contributions as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow before discretionary pension contributions is reconciled in Table 2.
Net FAS/CAS pension adjustment: The difference between pension expense charged to contracts and included as cost in segment operating income in accordance with U.S. Government Cost Accounting Standards (CAS) and pension expense determined in accordance with FAS (GAAP Financial Accounting Standards). Net FAS/CAS pension adjustment is presented in Table 1.
After-tax net pension adjustment per share: The per share impact of the net FAS/CAS pension adjustment as defined above, after tax at the statutory rate of 35 percent, provided for consistency and comparability of financial performance as presented in Table 1.
Pension-adjusted operating income: Operating income before the net FAS/CAS pension adjustment as reconciled in Table 1. Management uses pension-adjusted operating income as an internal measure of financial performance.
Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Management uses pension-adjusted operating margin rate, as reconciled in Table 1, as an internal measure of financial performance.
Segment operating income: Total earnings from our three segments including allocated pension expense recognized under CAS. Reconciling items to operating income include the net FAS/CAS pension adjustment, as defined above, as well as certain corporate-level expenses, which are not considered allowable or allocable under applicable CAS or FAR. Management uses segment operating income, as reconciled in Table 3, as an internal measure of financial performance.
Segment operating margin rate: Segment operating income as defined above, divided by sales. Management uses segment operating margin rate, as reconciled in Table 3, as an internal measure of financial performance.
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Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media